UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Prudential Investment Portfolios 18
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

08FallPROXY LITE MESSAGE SAMPLE:
PGIM

"Hello

I’m calling you about the Special meeting to vote on the merger of the PGIM JENNISON 20/20 FOCUS FUND into the PGIM Jennison Focused Growth Fund that is being held on June 15, 2021. We are reaching out to you as a PGIM JENNISON 20/20 FOCUS FUND shareholder and are looking for your proxy vote. If your account remains un-voted, you may be receiving addition phone calls from Broadridge who we’ve engaged to reach out to un-voted shareholders on our behalf.

Recently we have sent you proxy information related to the Special meeting.  When you vote promptly, it saves time, money, and energy by helping us avoid sending you the materials again or calling to request your vote.

You vote is very important.  We need your participation.

Your vote is needed and valued regardless of the number of shares that you own.  Please vote promptly by pressing 1 at any time to be connected with a proxy specialist.  If this message was recorded on your voice mail, please call 855-601-2246 to vote your shares.

Thank you for your time and most importantly, thank you for your vote.”